Exhibit 99.1

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports Second Quarter and First-Half Financial Results

Easton, Maryland (07/29/2021) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company”) reported net income of $4.031 million or $0.34 per diluted common share for the second quarter of 2021, compared to net income of $3.998 million or $0.34 per diluted common share for the first quarter of 2021, and net income of $5.335 million or $0.43 per diluted common share for the second quarter of 2020. Net income for the first half of 2021 was $8.028 million or $0.68 per diluted common share, compared to net income for the first half of 2020 of $8.453 million or $0.68 per diluted common share. On March 3, 2021, the Company and Severn Bancorp, Inc. (“Severn”) announced that they had entered into a merger agreement pursuant to which Severn will be merged with and into the Company. For both the second quarter and the first six months of 2021, the Company recorded $377 thousand in merger-related expenses and will continue to recognize additional merger-related expenses in future quarters as they are incurred.

When comparing net income for the second quarter of 2021 to the first quarter of 2021, net income increased $33 thousand, primarily due to increases in net interest income of $303 thousand and noninterest income of $346 thousand, which was almost entirely offset by an increase in provision for credit losses of $225 thousand and noninterest expense of $377 thousand. When comparing net income for the second quarter of 2021 to the second quarter of 2020, net income decreased $1.3 million, primarily due to the return to a more normalized operating noninterest expense run-rate given that a large production of PPP loan originations occurred in the second quarter of 2020 allowing for the deferral of costs, specifically salaries and wages tied to generating these loans. Despite lower deferred loan origination costs in the second quarter of 2021 when compared to the second quarter of 2020, the Company experienced an increase in net interest income of $1.1 million and a reduced provision for credit losses of $350 thousand. In addition, merger-related expenses previously mentioned of $377 thousand, reduced profitability in the second quarter of 2021 when compared to the linked and previous quarters.

“We are pleased to announce our second quarter earnings and a strong demand for our banking services.” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer. “All of our markets have rebounded nicely from the pandemic. We have especially seen very robust activity in our vacation travel markets. This has been a very welcoming turnaround and has led to some significant loan and deposit growth. We processed a total of 2,454 loans for a cumulative balance of $196.0 million through both rounds of the PPP program. We have been working diligently with our PPP borrowers this quarter on forgiveness and have reduced our outstanding balance of PPP loans to $86.8 million at June 30, 2021. Despite the decrease in PPP loans, we have been able to grow our loan portfolio through traditional lending channels and our pipeline remains very strong. We have a very positive outlook on the remainder of 2021 and remain focused on core earnings and enhanced returns for our shareholders.”

Ongoing response to COVID-19

Employees

Many of our non-branch personnel have returned to our offices and continue to practice social distancing as the Company has implemented enhanced cleaning and disinfecting procedures across all locations. Due to vaccinations and very low positivity rates for COVID within our markets, we have been able to resume in-person meetings at limited capacity. We continue to have some meetings through telephonic or video conferencing. We have resumed most of our business-related travel, public events, and meetings with outside parties. We have encouraged our employees to sign-up and receive the COVID vaccine in accordance with state and local guidelines.

Banking Locations

All our branch locations remain open, with normal hours of operation. The drive-thru locations have expanded their capabilities to accommodate an array of transactions for our customers. We notified our customers of our changes in operations as well as promoted the use of online and mobile banking.

Customers

We thank our customers for their commitment and understanding as we continue to find ways to serve them as safely and securely as possible.

Loan Deferrals

As of June 30, 2021, the Company’s outstanding COVID related loan deferral balance amounted to $9.5 million, or less than 1% of the total loan portfolio. This balance consisted of two hotel loans on principal only deferral as they continue to make interest only payments. The outstanding COVID loan deferral balance at March 31, 2021 was $16.1 million, or 1.10% of the total loan portfolio and $34.9 million, or 2.40% of the total loan portfolio at December 31, 2020.

Small Business Administration’s Paycheck Protection Program (“PPP”)

We remain a SBA preferred lender and actively participated in the first and second PPP programs. The first round of PPP lending resulted in 1,495 loans for $129.0 million, of which 1,037 loans have been forgiven or paid down in the amount of $102.3 million as of June 30, 2021. The second round of PPP lending which began in 2021, resulted in 959 loans for $67.3 million, of which 223 loans have been forgiven or paid down in the amount of $7.2 million. As of June 30, 2021, the Company had 1,195 PPP loans totaling $86.8 million that were outstanding, inclusive of loans issued during both the first and second rounds of PPP.

Share Repurchases

At the present time, all share repurchases have been suspended due to the current status of our merger with Severn. Once the merger is consummated, the Company intends to resume its current share buyback program in which $546 thousand remains available. The Board of Directors and management will re-evaluate the need for an additional stock repurchase program once the current plan is exhausted or expires.

Dividends

We currently expect to maintain our quarterly cash dividends based on our strong capital position.

Balance Sheet Review

Total assets were $2.120 billion at June 30, 2021, a $186.9 million, or 9.7%, increase when compared to $1.933 billion at the end of 2020. This growth was due to increases in both investment securities held to maturity and interest-bearing deposits with other banks of $133.2 million and $48.7 million, respectively. These increases were funded by an increase in deposits of $179.9 million and proceeds from the maturity and principal payments on investment securities available for sale of $25.6 million.

Total deposits increased $179.9 million, or 10.6%, when compared to December 31, 2020. The increase in total deposits consisted of increases in the following categories: savings and money market accounts of $150.6 million, noninterest-bearing deposits of $28.9 million and other time deposits of $2.7 million, partially offset by a decrease in interest checking accounts of $2.3 million. The significant movement within deposit accounts continues to be impacted by direct government stimulus payments to our customers and new account openings.

Total stockholders’ equity increased $3.7 million, or 1.9%, when compared to the end of 2020. At June 30, 2021, the ratio of total equity to total assets was 9.37% and the ratio of total tangible equity to total tangible assets was 8.55%.

Total assets at June 30, 2021 increased $400.7 million, or 23.3%, when compared to total assets at June 30, 2020, primarily the result of increases in total investment securities of $214.7 million, cash and cash equivalents of $117.2 million and loan growth of $65.2 million. In addition, other assets increased $12.9 million, primarily the result of purchasing life insurance contracts in the first quarter of 2021.

Total deposits at June 30, 2021 increased $375.9 million, or 25.0%, when compared to June 30, 2020. The increase in total deposits included growth within savings and money market accounts of $183.0 million, interest-bearing checking accounts of $99.0 million and noninterest-bearing deposits of $95.0 million. These increases were partially offset by a decrease in other time deposits of $1.1 million.

Total stockholders’ equity decreased $1.5 million, or 0.7%, when compared to June 30, 2020, primarily attributed to stock buybacks of $9.1 million which occurred in the third and fourth quarters of 2020.

Review of Quarterly Financial Results

Net interest income was $14.1 million for the second quarter of 2021, compared to $13.8 million for the first quarter of 2021 and $13.0 million for the second quarter of 2020. The increase in net interest income when compared to the first quarter of 2021 was primarily due to an increase in interest on taxable investment securities, coupled with a decrease in interest expense on interest-bearing deposits. The increase in interest on taxable investment securities was due to the purchase of held to maturity securities during the second quarter of 2021, which resulted in an increase in the average balance in taxable investment securities of $58.3 million. Due to an excess liquidity position at the Bank, management purchased these taxable investment securities, which had an average yield of 1.53% during the second quarter of 2021, which is 10bps lower than the average yield on these similar taxable investment securities during the first quarter of 2021, as it was deemed a better alternative than remaining in low-yielding interest-bearing deposits with other banks of only 10bps. The decrease in interest expense on interest-bearing deposits was due to a 6bps decline on rates paid on these deposits, specifically time deposits that matured and renewed during the second quarter of 2021 at lower rates than when they originated. The slight increase in interest and fees on loans was primarily due to increased loan originations, specifically within the consumer lending category in the last month of the second quarter of 2021. The increase in net interest income when comparing the second quarter of 2021 to the second quarter of 2020, was the result of higher interest and fees on loans and income from investment securities, coupled with a decrease in interest expense. The increase in interest income on loans was driven by an increase of $70.4 million in the average volume of loans, which included PPP lending. The average balance of investment securities increased $178.2 million, providing $456 thousand of additional income, despite a decrease in the average yield of 84bps. The decrease in interest expenses from the second quarter of 2020 was impacted by the decrease in the rates paid on interest-bearing deposits of 29bps, which reduced expense by $502 thousand, partially offset by the addition of subordinated debt in the third quarter of 2020 of $25.0 million, which resulted in $370 thousand of additional expense for the second quarter of 2021. The Company’s net interest margin decreased to 2.91% for the second quarter of 2021 from 3.00% for the first quarter of 2021 and 3.41% for the second quarter of 2020. The decline in net interest margin in the second quarter of 2021 when compared to the first quarter of 2021 and the second quarter of 2020 was primarily due to excess liquidity, which has been partially invested in investment securities at lower yields and the remainder yet to be invested. Absent excess liquidity of $100 million, we estimate our margin for the second quarter of 2021 would have been 3.07%.

The provision for credit losses was $650 thousand for the three months ended June 30, 2021. The comparable amounts were $425 thousand and $1.0 million for the three months ended March 31, 2021 and June 30, 2020, respectively. The ratio of the allowance for credit losses to period-end loans was 1.02% at June 30, 2021, compared to 0.98% at March 31, 2021 and 0.79% at June 30, 2020. Excluding PPP loans, these ratios were 1.09% at June 30, 2021, 1.07% at March 31, 2021 and 0.86% at June 30, 2020. The primary drivers of the increased percentage of the allowance to total loans, excluding PPP loans, as compared to March 31, 2021 and June 30, 2020, were significant loan originations in the second quarter of 2021, specifically within the commercial real estate portfolio, which require a higher level of allowance than other traditional loan categories, as well as, pandemic related qualitative factors which have remained elevated due to uncertainty and associated risks with the COVID-19 virus/variants and lagging vaccination rates. The Company reported net recoveries of $125 thousand in the second quarter of 2021, compared to no net charge offs or recoveries for the first quarter of 2021 and net charge-offs of $288 thousand for the second quarter of 2020.

At June 30, 2021 and March 31, 2021, nonperforming assets were $4.9 million and $6.3 million, respectively. The balance of nonperforming assets decreased primarily due to decreases in nonaccrual loans of $933 thousand, or 19.1%, and loans 90 days past due and still accruing of $436 thousand, or 36.7%. Accruing troubled debt restructurings (“TDRs”) decreased $118 thousand, or 1.8%, over the same time period. Other real estate owned properties decreased to $203 thousand at June 30, 2021 from $205 thousand at March 31, 2021. When comparing June 30, 2021 to June 30, 2020, nonperforming assets decreased $7.4 million, or 60.1%, primarily due to a decrease in nonaccrual loans of $7.7 million, or 66.1%. Accruing TDRs decreased $974 thousand, or 13.3%, and other real estate owned increased $165 thousand, or 434.2%, over the same time period. The ratio of nonperforming assets and accruing TDRs to total assets was 0.53%, 0.63% and 1.14% at June 30, 2021, March 31, 2021 and June 30, 2020, respectively. In addition, the ratio of accruing TDRs to total loans at June 30, 2021 was 0.43%, compared to 0.44% at March 31, 2021 and 0.52% at June 30, 2020.

Total noninterest income for the second quarter of 2021 increased $346 thousand, or 13.5%, when compared to the first quarter of 2021 and increased $134 thousand, or 4.8%, when compared to the second quarter of 2020. The increase compared the first quarter of 2021 was primarily due to higher deposit related fees and other bank service charges. The increase in noninterest income compared to the second quarter of 2020 was due to higher deposit related fees, service charges on deposit accounts and trust and investment fee income, partially offset by the absence of a gain on sale of an investment security in the second quarter of 2021 compared to a gain of $347 thousand in the same period in 2020.

Total noninterest expense for the second quarter of 2021 increased $377 thousand, or 3.6%, when compared to the first quarter of 2021 and increased $3.2 million, or 41.9%, when compared to the second quarter of 2020. The increase in noninterest expense when compared to the first quarter of 2021 was primarily due to merger-related expenses, salaries and wages, furniture and fixtures and legal and professional fees, partially offset by lower employee benefit costs. The increase in salaries and wages was mainly attributable to the deferral of costs associated with originating the second round of PPP loans in the first quarter of 2021. The decrease in employee benefits was the result of lower payroll taxes and medical insurance claims in the second quarter of 2021. The increase in noninterest expenses when compared to the second quarter of 2020 was primarily driven by salary and wages being deferred in the second quarter of 2020 as a result of originating first round PPP loans. Absent the deferral of salary and wages, increases in furniture and fixtures, data processing and merger-related expenses resulted in the overall increase in noninterest expenses when comparing these periods.

Review of Six-Month Financial Results

Net interest income for the first six months of 2021 was $27.9 million, an increase of $2.4 million, or 9.2% when compared to the first six months of 2020. The increase was due to higher interest income of $1.6 million, specifically loans of $1.0 million and taxable investment securities of $668 thousand, and lower interest expense of $759 thousand. The lower interest expense was a result of lower costs of deposits of $1.4 million, partially offset by an increase in long-term borrowings from a subordinated debt issuance in the third quarter of 2020 of $616 thousand. The decrease of yields on earning assets of 68bps were partially offset by the decrease in rates paid on interest-bearing deposits of 37bps. The decrease of yields on earnings assets consisted of the following: lower yields on loans of 23bps due to the origination of PPP loans at 1.0%, well below the market rate for loans originated in the normal course of business, lower yields on taxable investment securities of 71bps, due to the decline in 10yr. treasury notes and its impact on the bond market and lower yields on interest-bearing deposits of 54bps, due to the Federal Reserve Board’s target federal funds rate to near 0%. These declines in the yields of earning assets resulted in a net interest margin of 2.96% for the first six months of 2021 compared to 3.45% for the first six months of 2020.

The provision for credit losses for the six months ended June 30, 2021 and 2020 was $1.1 million and $1.4 million, respectively, while net recoveries were $125 thousand and net charge offs were $767 thousand, respectively. The decrease in provision for credit losses was the result of lower charge-offs in 2021 and increases in qualitative factors related to the pandemic in 2020. The ratio of allowance to total loans increased from 0.79% at June 30, 2020, to 1.02% at June 30, 2021. Excluding PPP loans, the ratio of the allowance for credit losses to period-end loans was 1.09% at June 30, 2021, higher than the 0.86% at June 30, 2020. The primary drivers for the increase in the percentage of allowance for credit losses to total loans were significant commercial real estate loan growth in the second quarter of 2021, as well as continued elevated pandemic related qualitative factors. Management will continue to evaluate the adequacy of the allowance for credit losses as more economic data becomes available and as changes within the Company’s portfolio are known.

Total noninterest income for the six months ended June 30, 2021 increased $339 thousand, or 6.6%, when compared to the same period in 2020. The increase in noninterest income primarily consisted of higher deposit related fees, service charges on other bank services and trust and investment fee income, partially off-set by the absence of a gain on sale of securities in the second quarter of 2021 compared to a gain of $347 thousand in the same period in 2020. The increase in deposit related fees and other bank service charges are mostly due to the local government-imposed shutdowns in 2020 and a return to a more normalized local economy and consumer demand for products and services in 2021.

Total noninterest expense for the six months ended June 30, 2021 increased $3.4 million, or 18.7%, when compared to the same period in 2020. The increase was mainly the result of lower PPP loan originations, which resulted in lower deferred loan origination costs in 2021, higher data processing costs and FDIC insurance premiums due to significant increases in new and existing customer accounts, specifically deposits and higher occupancy costs due a new branch lease in Ocean City, Maryland which will open in 2022. In addition, as previously mentioned, during the first six months of 2021 the Company recorded merger-related expenses of $377 thousand due to the pending acquisition of Severn.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be fully reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experience additional resolution costs.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Executive Vice President and Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2021	2020	Change		2021	2020	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$14,103	$13,031	8.2%		$27,902	$25,549	9.2%
Provision for credit losses	650	1,000	(35.0)		1,075	1,350	(20.4)
Noninterest income	2,903	2,769	4.8		5,460	5,121	6.6
Noninterest expense	10,876	7,663	41.9		21,375	18,012	18.7
Income before income taxes	5,480	7,137	(23.2)		10,912	11,308	(3.5)
Income tax expense	1,449	1,802	(19.6)		2,884	2,855	1.0
Net income	$4,031	$5,335	(24.4)		$8,028	$8,453	(5.0)

Return on average assets	0.78%	1.31%	(53	)bp	0.80%	1.07%	(27	)bp
Return on average assets excluding merger expenses (2)	0.86	1.31	(45)		0.84	1.07	(23)
Return on average equity	8.19	10.79	(260)		8.21	8.65	(44)
Return on average tangible equity (1), (2)	9.89	12.20	(231)		9.62	9.84	(22)
Net interest margin	2.91	3.41	(50)		2.96	3.45	(49)
Efficiency ratio - GAAP	63.95	48.50	1,545		64.07	58.73	534
Efficiency ratio - Non-GAAP (1), (2)	60.90	48.58	1,232		62.06	58.33	373

PER SHARE DATA
Basic and diluted net income per common share	$0.34	$0.43	(20.9)%		$0.68	$0.68	—%

Dividends paid per common share	$0.12	$0.12	—		$0.24	$0.24	—
Book value per common share at period end	16.91	15.98	5.8
Tangible book value per common share at period end (1)	15.29	14.42	6.0
Market value at period end	16.75	11.09	51.0
Market range:
High	18.01	12.40	45.2		18.10	17.56	3.1
Low	16.10	8.00	101.3		12.99	7.63	70.2

AVERAGE BALANCE SHEET DATA
Loans	$1,444,684	$1,374,324	5.1%		$1,447,767	$1,318,883	9.8%
Investment securities	286,121	107,908	165.2		257,130	118,659	116.7
Earning assets	1,949,509	1,539,945	26.6		1,908,945	1,495,227	27.7
Assets	2,061,214	1,638,387	25.8		2,018,818	1,592,689	26.8
Deposits	1,822,148	1,427,063	27.7		1,782,627	1,377,112	29.4
Stockholders' equity	197,532	198,842	(0.7)		196,666	196,587	0.0

CREDIT QUALITY DATA
Net (recoveries) charge-offs	$(125)	$288	(143.4)%		$(125)	$767	(116.3)%

Nonaccrual loans	$3,947	$11,649	(66.1)
Loans 90 days past due and still accruing	752	604	24.5
Other real estate owned	203	38	434.2
Total nonperforming assets	4,902	12,291	(60.1)
Accruing troubled debt restructurings (TDRs)	6,338	7,312	(13.3)
Total nonperforming assets and accruing TDRs	$11,240	$19,603	(42.7)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	9.37%	11.64%	(227	)bp
Period-end tangible equity to tangible assets (1)	8.55	10.63	(208)

Annualized net (recoveries) charge-offs to average loans	(0.03)	0.08	(11)		(0.03)%	0.12%	(15	)bp

Allowance for credit losses as a percent of:
Period-end loans (3)	1.02	0.79	23
Nonaccrual loans	382.27	95.20	287
Nonperforming assets	307.79	90.23	218
Accruing TDRs	238.06	151.67	86
Nonperforming assets and accruing TDRs	134.23	56.57	78

As a percent of total loans:
Nonaccrual loans	0.27	0.83	(56)
Accruing TDRs	0.43	0.52	(9)
Nonaccrual loans and accruing TDRs	0.70	1.35	(65)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.33	0.87	(54)
Nonperforming assets and accruing TDRs	0.76	1.39	(63)

As a percent of total assets:
Nonaccrual loans	0.19	0.68	(49)
Nonperforming assets	0.23	0.71	(48)
Accruing TDRs	0.30	0.43	(13)
Nonperforming assets and accruing TDRs	0.53	1.14	(61)

(1)	See the reconciliation table that begins on page 15 of 16.
(2)	This ratio excludes merger related expenses.
(3)	As of June 30, 2021 and June 30, 2020, these ratios included PPP loans of $86.8 million and $123.0 million, respectively. Excluding these loans, the ratios were 1.09% and 0.86% for June 30, 2021 and June 30, 2020, respectively.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				June 30, 2021	June 30, 2021
	June 30,	December 31,	June 30,	compared to	compared to
	2021	2020	2020	December 31, 2020	June 30, 2020
ASSETS
Cash and due from banks	$18,275	$16,666	$24,585	9.7%	(25.7)%
Interest-bearing deposits with other banks	218,913	170,251	101,699	28.6	115.3
Cash and cash equivalents	237,188	186,917	126,284	26.9	87.8

Investment securities available for sale (at fair value)	113,957	139,568	86,020	(18.4)	32.5
Investment securities held to maturity	198,884	65,706	11,710	202.7	1,598.4
Equity securities, at fair value	1,384	1,395	1,388	(0.8)	(0.3)
Restricted securities	3,189	3,626	3,626	(12.1)	(12.1)

Loans	1,472,429	1,454,256	1,407,249	1.2	4.6
Less: allowance for credit losses	(15,088)	(13,888)	(11,090)	8.6	(36.1)
Loans, net	1,457,341	1,440,368	1,396,159	1.2	4.4

Premises and equipment, net	25,313	24,924	24,668	1.6	2.6
Goodwill	17,518	17,518	17,518	—	—
Other intangible assets, net	1,473	1,719	1,970	(14.3)	(25.2)
Other real estate owned, net	203	—	38	—	434.2
Right of use assets, net	5,616	4,795	4,879	17.1	15.1
Other assets	58,194	46,779	45,264	24.4	28.6
Total assets	$2,120,260	$1,933,315	$1,719,524	9.7	23.3

LIABILITIES
Noninterest-bearing deposits	$538,009	$509,091	$442,996	5.7	21.4
Interest-bearing deposits	1,342,573	1,191,614	1,061,732	12.7	26.5
Total deposits	1,880,582	1,700,705	1,504,728	10.6	25.0

Securities sold under retail repurchase agreements	2,907	1,050	1,064	176.9	173.2
Subordinated debt	24,490	24,429	—	0.2	—
Total borrowings	27,397	25,479	1,064

Lease liabilities	5,757	4,874	4,941	18.1	16.5
Accrued expenses and other liabilities	7,842	7,238	8,657	8.3	(9.4)
Total liabilities	1,921,578	1,738,296	1,519,390	10.5	26.5

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	118	118	125	—	(5.6)
Additional paid in capital	51,544	52,167	61,129	(1.2)	(15.7)
Retained earnings	146,414	141,205	136,876	3.7	7.0
Accumulated other comprehensive income	606	1,529	2,004	(60.4)	(69.8)
Total stockholders' equity	198,682	195,019	200,134	1.9	(0.7)
Total liabilities and stockholders' equity	$2,120,260	$1,933,315	$1,719,524	9.7	23.3

Period-end common shares outstanding	11,752	11,783	12,526	(0.3)	(6.2)
Book value per common share	$16.91	$16.55	$15.98	2.2	5.8

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change
INTEREST INCOME
Interest and fees on loans	$14,381	$13,945	3.1%	$28,747	$27,740	3.6%
Interest on investment securities:
Taxable	1,095	638	71.6	2,025	1,357	49.2
Interest on deposits with other banks	55	11	400.0	102	183	(44.3)
Total interest income	15,531	14,594	6.4	30,874	29,280	5.4

INTEREST EXPENSE
Interest on deposits	1,056	1,556	(32.1)	2,240	3,615	(38.0)
Interest on short-term borrowings	2	1	100.0	3	3	—
Interest on long-term borrowings	370	6	6,066.7	729	113	—
Total interest expense	1,428	1,563	(8.6)	2,972	3,731	(20.3)

NET INTEREST INCOME	14,103	13,031	8.2	27,902	25,549	9.2
Provision for credit losses	650	1,000	(35.0)	1,075	1,350	(20.4)

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	13,453	12,031	11.8	26,827	24,199	10.9

NONINTEREST INCOME
Service charges on deposit accounts	683	544	25.6	1,357	1,410	(3.8)
Trust and investment fee income	475	363	30.9	882	738	19.5
Gains on sales and calls of investment securities	—	347	(100.0)	—	347	—
Other noninterest income	1,745	1,515	15.2	3,221	2,626	22.7
Total noninterest income	2,903	2,769	4.8	5,460	5,121	6.6
NONINTEREST EXPENSE
Salaries and wages	4,262	2,130	100.1	8,404	6,426	30.8
Employee benefits	1,493	1,535	(2.7)	3,337	3,257	2.5
Occupancy expense	770	702	9.7	1,584	1,400	13.1
Furniture and equipment expense	412	247	66.8	719	564	27.5
Data processing	1,217	1,037	17.4	2,344	2,081	12.6
Directors' fees	154	113	36.3	303	254	19.3
Amortization of intangible assets	120	138	(13.0)	246	282	(12.8)
FDIC insurance premium expense	223	124	79.8	408	215	89.8
Other real estate owned expenses, net	1	—	—	2	18	(88.9)
Legal and professional fees	648	553	17.2	1,164	1,187	(1.9)
Merger related expenses	377	—	—	377	—	—
Other noninterest expenses	1,199	1,084	10.6	2,487	2,328	6.8
Total noninterest expense	10,876	7,663	41.9	21,375	18,012	18.7

Income before income taxes	5,480	7,137	(23.2)	10,912	11,308	(3.5)
Income tax expense	1,449	1,802	(19.6)	2,884	2,855	1.0

NET INCOME	$4,031	$5,335	(24.4)	$8,028	$8,453	(5.0)

Weighted average shares outstanding - basic	11,752	12,524	(6.2)	11,749	12,519	(6.2)
Weighted average shares outstanding - diluted	11,754	12,525	(6.2)	11,750	12,521	(6.2)

Basic and diluted net income per common share	$0.34	$0.43	(20.9)	$0.68	$0.68	—

Dividends paid per common share	0.12	0.12	—	0.24	0.24	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2021		2020		2021		2020
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,444,684	4.00%	$1,374,324	4.09%	$1,447,767	4.01%	$1,318,883	4.24%
Investment securities
Taxable	286,121	1.53	107,908	2.37	257,130	1.59	118,659	2.30
Interest-bearing deposits	218,704	0.10	57,713	0.07	204,048	0.10	57,685	0.64
Total earning assets	1,949,509	3.20%	1,539,945	3.82%	1,908,945	3.27%	1,495,227	3.95%
Cash and due from banks	16,908		18,167		18,070		18,020
Other assets	109,457		90,981		106,251		90,068
Allowance for credit losses	(14,660)		(10,706)		(14,448)		(10,626)
Total assets	$2,061,214		$1,638,387		$2,018,818		$1,592,689

Interest-bearing liabilities
Demand deposits	$405,473	0.13%	$298,568	0.20%	$421,816	0.14%	$291,372	0.37%
Money market and savings deposits	605,202	0.17	426,963	0.23	565,341	0.17	418,608	0.34
Certificates of deposit $100,000 or more	135,376	1.04	130,582	1.81	133,073	1.14	129,995	1.83
Other time deposits	143,821	0.90	150,675	1.54	144,367	1.00	150,659	1.58
Interest-bearing deposits	1,289,872	0.33	1,006,788	0.62	1,264,597	0.36	990,634	0.73
Securities sold under retail repurchase
agreements and federal funds purchased	3,123	0.26	2,030	0.20	2,683	0.23	1,632	0.37
Advances from FHLB - long-term	—	—	824	2.93	—	—	7,912	2.87
Subordinated debt	24,474	6.06	—	—	24,459	6.01	—	—
Total interest-bearing liabilities	1,317,469	0.43%	1,009,642	0.62%	1,291,739	0.46%	1,000,178	0.75%
Noninterest-bearing deposits	532,276		420,275		518,030		386,478
Accrued expenses and other liabilities	13,937		9,628		12,383		9,446
Stockholders' equity	197,532		198,842		196,666		196,587
Total liabilities and stockholders' equity	$2,061,214		$1,638,387		$2,018,818		$1,592,689

Net interest spread		2.77%		3.20%		2.81%		3.20%
Net interest margin		2.91%		3.41%		2.96%		3.45%

(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.

(2) Average loan balances include nonaccrual loans.

(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	Q2 2021		Q2 2021
	2021	2021	2020	2020	2020	compared to		compared to
	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2021		Q2 2020
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$14,141	$13,836	$13,799	$13,317	$13,068	2.2%		8.2%
Less: Taxable-equivalent adjustment	38	36	34	34	37	5.6		2.7
Net interest income	14,103	13,800	13,765	13,283	13,031	2.2		8.2
Provision for credit losses	650	425	1,050	1,500	1,000	52.9		(35.0)
Noninterest income	2,903	2,557	3,047	2,581	2,769	13.5		4.8
Noninterest expense	10,876	10,499	10,556	9,831	7,663	3.6		41.9
Income before income taxes	5,480	5,433	5,206	4,533	7,137	0.9		(23.2)
Income tax expense	1,449	1,435	1,320	1,142	1,802	1.0		(19.6)
Net income	$4,031	$3,998	$3,886	$3,391	$5,335	0.8		(24.4)

Return on average assets	0.78%	0.82%	0.82%	0.76%	1.31%	(4	)bp	(53	)bp
Return on average assets excluding merger expenses (2)	0.86	0.82	0.82	0.76	1.31	4		(45)
Return on average equity	8.19	8.28	7.82	6.71	10.79	(9)		(260)
Return on average tangible equity (1)	9.89	9.40	8.88	7.63	12.20	49		(231)
Net interest margin	2.91	3.00	3.08	3.17	3.41	(9)		(50)
Efficiency ratio - GAAP	63.95	64.19	62.79	61.97	48.50	(24)		1,545
Efficiency ratio - Non-GAAP (1), (2)	60.90	63.28	61.91	61.05	48.58	(238)		1,232

PER SHARE DATA
Basic and diluted net income per common share	$0.34	$0.34	$0.32	$0.27	$0.43	—%		(20.9)%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	16.91	16.69	16.55	16.28	15.98	1.3		5.8
Tangible book value per common share at period end (1)	15.29	15.06	14.92	14.69	14.42	1.5		6.0
Market value at period end	16.75	17.02	14.60	10.98	11.09	(1.6)		51.0
Market range:
High	18.01	18.10	15.12	11.77	12.40	(0.5)		45.2
Low	16.10	12.99	10.25	9.14	8.00	23.9		101.3

AVERAGE BALANCE SHEET DATA
Loans	$1,444,684	$1,450,883	$1,430,013	$1,406,683	$1,374,324	(0.4)%		5.1%
Investment securities	286,121	227,816	179,801	136,017	107,908	25.6		165.2
Earning assets	1,949,509	1,867,930	1,780,854	1,670,194	1,539,945	4.4		26.6
Assets	2,061,214	1,975,951	1,880,449	1,771,944	1,638,387	4.3		25.8
Deposits	1,822,148	1,742,666	1,646,980	1,548,072	1,427,063	4.6		27.7
Stockholders' equity	197,532	195,791	197,591	201,079	198,842	0.9		(0.7)

CREDIT QUALITY DATA
Net (recoveries) charge-offs	$(125)	$—	$(61)	$(187)	$288	—%		(143.4)%

Nonaccrual loans	$3,947	$4,880	$5,455	$6,966	$11,649	(19.1)		(66.1)
Loans 90 days past due and still accruing	752	1,188	804	1,373	604	(36.7)		24.5
Other real estate owned	203	205	—	38	38	(1.0)		434.2
Total nonperforming assets	$4,902	$6,273	$6,259	$8,377	$12,291	(21.9)		(60.1)

Accruing troubled debt restructurings (TDRs)	$6,338	$6,456	$6,997	$7,267	$7,312	(1.8)		(13.3)

Total nonperforming assets and accruing TDRs	$11,240	$12,729	$13,256	$15,644	$19,603	(11.7)		(42.7)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	9.37%	9.61%	10.09%	10.88%	11.64%	(24	)bp	(227	)bp
Period-end tangible equity to tangible assets (1)	8.55	8.76	9.18	9.92	10.63	(21)		(208)

Annualized net (recoveries) charge-offs to average loans	(0.03)	—	(0.02)	(0.05)	0.08	(3)		(11)

Allowance for credit losses as a percent of:
Period-end loans (3)	1.02	0.98	0.95	0.90	0.79	4		23
Nonaccrual loans	382.27	293.30	254.59	183.42	95.20	8,897		287
Nonperforming assets	307.79	228.17	221.89	152.52	90.23	7,962		218
Accruing TDRs	238.06	221.70	198.49	175.82	151.67	1,636		86
Nonperforming assets and accruing TDRs	134.23	112.44	104.77	81.67	56.57	2,179		78

As a percent of total loans:
Nonaccrual loans	0.27	0.33	0.38	0.49	0.83	(6)		(56)
Accruing TDRs	0.43	0.44	0.48	0.51	0.52	(1)		(9)
Nonaccrual loans and accruing TDRs	0.70	0.78	0.86	1.00	1.35	(8)		(65)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.33	0.43	0.43	0.59	0.87	(10)		(54)
Nonperforming assets and accruing TDRs	0.76	0.87	0.91	1.10	1.39	(11)		(63)

As a percent of total assets:
Nonaccrual loans	0.19	0.24	0.28	0.38	0.68	(5)		(49)
Nonperforming assets	0.23	0.31	0.32	0.46	0.71	(8)		(48)
Accruing TDRs	0.30	0.32	0.36	0.40	0.43	(2)		(13)
Nonperforming assets and accruing TDRs	0.53	0.63	0.68	0.86	1.14	(10)		(61)

(1)    See the reconciliation table that begins on page 15 of 16.

(2)    This ratio excludes merger related expenses.

(3)    Includes PPP loan balances for all periods shown. As of June 30, 2021, December 31, 2020, and June 30, 2020, these ratios included PPP loans of $86.8 million, $122.8 million and $123.0 million, respectively. Excluding these loans, the ratios were 1.09%, 1.04%, and 0.86% for June 30, 2021, December 31, 2020, and June 30, 2020, respectively.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q2 2021	Q2 2021
						compared to	compared to
	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2021	Q2 2020
INTEREST INCOME
Interest and fees on loans	$14,381	$14,366	$14,541	$14,139	$13,945	0.1%	3.1%
Interest on investment securities:
Taxable	1,095	931	910	730	638	17.6	71.6
Interest on deposits with other banks	55	47	44	33	11	17.0	400.0
Total interest income	15,531	15,344	15,495	14,902	14,594	1.2	6.4

INTEREST EXPENSE
Interest on deposits	1,056	1,184	1,355	1,470	1,556	(10.8)	(32.1)
Interest on short-term borrowings	2	1	1	1	1	100.0	100.0
Interest on long-term borrowings	370	359	374	148	6	3.1	6,066.7
Total interest expense	1,428	1,544	1,730	1,619	1,563	(7.5)	(8.6)

NET INTEREST INCOME	14,103	13,800	13,765	13,283	13,031	2.2	8.2
Provision for credit losses	650	425	1,050	1,500	1,000	52.9	(35.0)

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	13,453	13,375	12,715	11,783	12,031	0.6	11.8

NONINTEREST INCOME
Service charges on deposit accounts	683	674	782	647	544	1.3	25.6
Trust and investment fee income	475	407	439	381	363	16.7	30.9
Gains on sales and calls of investment securities	—	—	—	—	347	—	(100.0)
Other noninterest income	1,745	1,476	1,826	1,553	1,515	18.2	15.2
Total noninterest income	2,903	2,557	3,047	2,581	2,769	13.5	4.8

NONINTEREST EXPENSE
Salaries and wages	4,262	4,142	4,366	4,143	2,130	2.9	100.1
Employee benefits	1,493	1,844	1,715	1,489	1,535	(19.0)	(2.7)
Occupancy expense	770	814	745	774	702	(5.4)	9.7
Furniture and equipment expense	412	307	366	294	247	34.2	66.8
Data processing	1,217	1,127	1,093	1,114	1,037	8.0	17.4
Directors' fees	154	149	118	132	113	3.4	36.3
Amortization of intangible assets	120	126	126	125	138	(4.8)	(13.0)
FDIC insurance premium expense	223	185	138	132	124	20.5	79.8
Other real estate owned expenses, net	1	1	38	—	—	—	—
Legal and professional fees	648	516	662	447	553	25.6	17.2
Merger related expenses	377	—	—	—	—	—	—
Other noninterest expenses	1,199	1,288	1,189	1,181	1,084	(6.9)	10.6
Total noninterest expense	10,876	10,499	10,556	9,831	7,663	3.6	41.9

Income before income taxes	5,480	5,433	5,206	4,533	7,137	0.9	(23.2)
Income tax expense	1,449	1,435	1,320	1,142	1,802	1.0	(19.6)

NET INCOME	$4,031	$3,998	$3,886	$3,391	$5,335	0.8	(24.4)

Weighted average shares outstanding - basic	11,752	11,745	12,004	12,483	12,524	0.1	(6.2)
Weighted average shares outstanding - diluted	11,754	11,747	12,005	12,483	12,525	0.1	(6.2)

Basic and diluted net income per common share	$0.34	$0.34	$0.32	$0.27	$0.43	—	(20.9)

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q2 2021	Q2 2021
											compared to	compared to
	Q2 2021		Q1 2021		Q4 2020		Q3 2020		Q2 2020		Q1 2021	Q2 2020
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,444,684	4.00%	$1,450,883	4.03%	$1,430,013	4.05%	$1,406,683	4.01%	$1,374,324	4.09%	(0.4)%	5.1%
Investment securities
Taxable	286,121	1.53	227,816	1.63	179,801	2.02	136,017	2.14	107,908	2.37	25.6	165.2
Interest-bearing deposits	218,704	0.10	189,231	0.10	171,040	0.10	127,494	0.10	57,713	0.07	15.6	279.0
Total earning assets	1,949,509	3.20%	1,867,930	3.34%	1,780,854	3.47%	1,670,194	3.56%	1,539,945	3.82%	4.4	26.6
Cash and due from banks	16,908		19,245		17,268		18,860		18,167		(12.1)	(6.9)
Other assets	109,457		103,010		95,684		94,755		90,981		6.3	20.3
Allowance for credit losses	(14,660)		(14,234)		(13,357)		(11,865)		(10,706)		3.0	36.9
Total assets	$2,061,214		$1,975,951		$1,880,449		$1,771,944		$1,638,387		4.3	25.8

Interest-bearing liabilities
Demand deposits	$405,473	0.13%	$438,340	0.14%	$420,582	0.18%	$370,922	0.19%	$298,568	0.20%	(7.5)	35.8
Money market and savings deposits	605,202	0.17	510,881	0.18	459,237	0.20	442,322	0.21	426,963	0.23	18.5	41.7
Certificates of deposit $100,000 or more	135,376	1.04	130,745	1.26	128,642	1.45	127,983	1.68	130,582	1.81	3.5	3.7
Other time deposits	143,821	0.90	144,919	1.10	145,795	1.27	148,223	1.42	150,675	1.54	(0.8)	(4.5)
Interest-bearing deposits	1,289,872	0.33	1,224,885	0.39	1,154,256	0.47	1,089,450	0.54	1,006,788	0.62	5.3	28.1
Securities sold under retail repurchase agreements
and federal funds purchased	3,123	0.26	2,238	0.18	1,101	0.36	1,575	0.25	2,030	0.20	39.5	53.8
Advances from FHLB - long-term	—	—	—	—	—	—	—	—	824	2.93	—	(100.0)
Subordinated debt	24,474	6.06	24,443	5.96	24,420	6.09	9,859	5.97	—	—	100.0	100.0
Total interest-bearing liabilities	1,317,469	0.43%	1,251,566	0.50%	1,179,777	0.58%	1,100,884	0.59%	1,009,642	0.62%	5.3	30.5
Noninterest-bearing deposits	532,276		517,781		492,724		458,622		420,275		2.8	26.6
Accrued expenses and other liabilities	13,937		10,813		10,357		11,359		9,628		28.9	44.8
Stockholders' equity	197,532		195,791		197,591		201,079		198,842		0.9	(0.7)
Total liabilities and stockholders' equity	$2,061,214		$1,975,951		$1,880,449		$1,771,944		$1,638,387		4.3	25.8

Net interest spread		2.77%		2.84%		2.89%		2.97%		3.20%
Net interest margin		2.91%		3.00%		3.08%		3.17%		3.41%

(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.

(2) Average loan balances include nonaccrual loans.

(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	6/30/2021	6/30/2020
The following reconciles return on average equity and return on average tangible equity (Note 1):

Net Income	$4,031	$3,998	$3,886	$3,391	$5,335	$8,028	$8,453
Net Income - annualized (A)	$16,168	$16,214	$15,460	$13,490	$21,457	$16,144	$16,999

Net income, excluding net amortization of intangible assets
and merger releated expenses	$4,402	$4,092	$3,980	$3,484	$5,438	$8,493	$8,663
Net income, excluding net amortization of intangible assets - annualized (B)	$17,656	$16,595	$15,833	$13,860	$21,872	$17,079	$17,421

Average stockholders' equity (C)	$197,532	$195,791	$197,591	$201,079	$198,842	$196,666	$196,587
Less: Average goodwill and other intangible assets	(19,053)	(19,178)	(19,304)	(19,430)	(19,560)	(19,115)	(19,631)
Average tangible equity (D)	$178,479	$176,613	$178,287	$181,649	$179,282	$177,551	$176,956

Return on average equity (GAAP) (A)/(C)	8.19%	8.28%	7.82%	6.71%	10.79%	8.21%	8.65%
Return on average tangible equity (Non-GAAP) (B)/(D)	9.89%	9.40%	8.88%	7.63%	12.20%	9.62%	9.84%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):

Noninterest expense (E)	$10,876	$10,499	$10,556	$9,831	$7,663	$21,375	$18,012
Less: Amortization of intangible assets	(120)	(126)	(126)	(125)	(138)	(246)	(282)
Merger Expenses	(377)	—	—	—	—	(377)	—
Adjusted noninterest expense (F)	$10,379	$10,373	$10,430	$9,706	$7,525	$20,752	$17,730

Net interest income (G)	14,103	13,800	13,765	13,283	13,031	27,902	25,549
Add: Taxable-equivalent adjustment	38	36	34	34	37	74	73
Taxable-equivalent net interest income (H)	$14,141	$13,836	$13,799	$13,317	$13,068	$27,976	$25,622

Noninterest income (I)	$2,903	$2,557	$3,047	$2,581	$2,769	$5,460	5,121
Less: Investment securities (gains)	—	—	—	—	(347)	—	(347)
Adjusted noninterest income (J)	$2,903	$2,557	$3,047	$2,581	$2,422	$5,460	$4,774

Efficiency ratio (GAAP) (E)/(G)+(I)	63.95%	64.19%	62.79%	61.97%	48.50%	64.07%	58.73%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	60.90%	63.28%	61.91%	61.05%	48.58%	62.06%	58.33%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$198,682	$196,104	$195,019	$198,881	$200,134
Less: Goodwill and other intangible assets	(18,991)	(19,111)	(19,237)	(19,362)	(19,488)
Tangible equity (M)	$179,691	$176,993	$175,782	$179,519	$180,646

Shares outstanding (N)	11,752	11,752	11,783	12,218	12,526

Book value per common share (GAAP) (L)/(N)	$16.91	$16.69	$16.55	$16.28	$15.98
Tangible book value per common share (Non-GAAP) (M)/(N)	$15.29	$15.06	$14.92	$14.69	$14.42

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$198,682	$196,104	$195,019	$198,881	$200,134
Less: Goodwill and other intangible assets	(18,991)	(19,111)	(19,237)	(19,362)	(19,488)
Tangible equity (P)	$179,691	$176,993	$175,782	$179,519	$180,646

Assets (Q)	$2,120,260	$2,039,631	$1,933,315	$1,828,172	$1,719,524
Less: Goodwill and other intangible assets	(18,991)	(19,111)	(19,237)	(19,362)	(19,488)
Tangible assets (R)	$2,101,269	$2,020,520	$1,914,078	$1,808,810	$1,700,036

Period-end equity/assets (GAAP) (O)/(Q)	9.37%	9.61%	10.09%	10.88%	11.64%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	8.55%	8.76%	9.18%	9.92%	10.63%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.